UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2012

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 10, 2012, OraSure Technologies, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc. and Jefferies & Company, Inc., as representatives for the underwriters named therein, relating to an underwritten public offering of 6,100,000 shares of its common stock, $.000001 par value per share, at a price to the public of $12.30 per share (the “Offering Price”). Under the terms of the Underwriting Agreement, the Company has also granted the underwriters a 30-day option to purchase up to an additional 915,000 shares of common stock at the Offering Price. The Company expects to receive approximately $70.2 million in net proceeds from the offering after deducting underwriting discounts and commissions and other offering expenses payable by the Company, assuming no exercise by the underwriters of their option to purchase additional shares, or $80.8 million if the underwriters exercise their option to purchase additional shares. Citigroup and Jefferies are acting as Joint Book-Running Managers. Canaccord Genuity, Stephens Inc., ThinkEquity LLC and JMP Securities are acting as Co-Managers. The shares are expected to be delivered to the underwriters on or about July 16, 2012, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-168972) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. A copy of the Underwriting Agreement executed in connection with the offering is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the underwriters with customary indemnification rights under the Underwriting Agreement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit. The opinion of the Company’s counsel regarding the validity of the shares issued in this offering is filed herewith as Exhibit 5.1.

Item 8.01 – Other Events.

On July 10, 2012, the Company issued a press release announcing the pricing of the public offering. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement among the Company and Citigroup Global Markets Inc. and Jefferies & Company, Inc., as representatives of the underwriters named therein, dated as of July 10, 2012.

5.1	Opinion of Dechert LLP.

23.1	Consent of Dechert LLP (contained in its opinion filed as Exhibit 5.1).

99.1	Press Release dated July 10, 2012.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: July 11, 2012	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement among the Company and Citigroup Global Markets Inc. and Jefferies & Company, Inc., as representatives of the underwriters named therein, dated as of July 10, 2012.

5.1	Opinion of Dechert LLP.

23.1	Consent of Dechert LLP (contained in its opinion filed as Exhibit 5.1).

99.1	Press Release dated July 10, 2012.